EXECUTION COPY

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                          OHIO EDISON COMPANY

                                        with

                         BANKERS TRUST COMPANY,
                                   As Trustee


                          _______________


                    Sixty-Eighth Supplemental Indenture


                   Providing among other things for

                         First Mortgage Bonds

                   Guarantee Series of 1997 due 2000


                          _______________


                      Dated as of June 1, 1997




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     SUPPLEMENTAL INDENTURE, dated as of June 1, 1997 between
Ohio Edison Company, a corporation organized and existing under the laws of the State of Ohio (hereinafter called the "Company"), party of the first part, and Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, as Trustee under the Indenture hereinafter referred to, party of the second part.

     Whereas, the Company has heretofore executed and delivered to Bankers Trust Company, as Trustee (hereinafter called the "Trustee"), a certain Indenture of Mortgage and Deed of Trust, dated as of August 1, 1930, to secure an issue of bonds of the Company, issued and to be issued in series, from time to time, in the manner and subject to the conditions set forth in the said Indenture; and the said Indenture has been supplemented by supplemental indentures, dated as of August 1, 1930, March 3, 1931, as of November 1, 1935, as of January 1, 1937, as of September 1, 1937, as of June 13, 1939, as of September 1, 1944, as of April 1, 1945, as of September 1, 1948, as of May 1, 1950, as of January 1, 1954, as of May 1, 1955, as of August 1, 1956, as of March 1, 1958, as of April 1, 1959, as of June 1, 1961, as of September 1, 1969, as of May 1, 1970, as of September 1, 1970, as of June 1, 1971, as of August 1, 1972, as of September 1, 1973, as of August 1, 1974, as of July 1, 1976, as of December 1, 1976, as of June 15, 1977, as of May 15, 1978, as of February 1, 1980, as of April 15, 1980, as of June 15, 1980, as of October 1, 1981, as of October 15, 1981, as of February 15, 1982, as of July 1, 1982, as of March 1, 1983, as of March 1, 1984, as of September 15, 1984, as of September 27, 1984, as of November 8, 1984, as of December 1, 1984, as of December 5, 1984, as of January 1, 1985, as of January 30, 1985, as of February 25, 1985, as of July 1, 1985, as of October 1, 1985, as of January 15, 1986, as of May 20, 1986, as of June 3, 1986, as of October 1, 1986, as of July 15, 1989, as of August 25, 1989, as of February 15, 1991, as of May 1, 1991, as of May 15, 1991, as of September 15, 1991, as of April 1, 1992, as of June 15, 1992, as of September 15, 1992, as of April 1, 1993, as of June 15, 1993, as of September 15, 1993, as of November 15, 1993, as of April 1, 1995, as of May 1, 1995, and as of July 1, 1995, respectively, which Indenture as so supplemented and to be hereby supplemented is hereinafter referred to as the "Indenture"; and

     Whereas, the Indenture provides for the issuance of bonds thereunder in one or more series, the form of each series of bonds and of the coupons to be attached to the coupon bonds, if any, to be substantially in the forms set forth therein with such insertions, omissions and variations as the Board of Directors of the Company may determine; and

     Whereas, the Company, by appropriate corporate action in conformity with the terms of the Indenture, in accordance with the requirements of the Letter of Credit and Reimbursement Agreement dated as of June 30, 1997 among the Company, Deutsche Bank AG, New York Branch, as Agent (the "Agent") and Issuing Bank, and the Banks named therein (as the same may be amended from time to time, the "Reimbursement Agreement"), has duly determined to create a new series of bonds under the Indenture, consisting of f$54,375,000 in principal amount to be designated as "First Mortgage Bonds Guarantee Series of 1997 due 2000" (hereinafter sometimes referred to as the "bonds of Guarantee Series"), the bonds of which series are to bear interest (which for the purposes hereof shall also include commissions, fees and other amounts (other than amounts payable as principal) due and owing under the Reimbursement Agreement) at the same rates and on the same dates as the Reimbursement Agreement provides for the accrual and payment of interest, fees, commissions and such other amounts, are to mature on September 16, 2000, or, as provided herein, such later date as shall correspond to the latest Stated Termination Date (as defined in the Reimbursement Agreement) of the Letter of Credit (as defined in the Reimbursement Agreement) issued and outstanding under the Reimbursement Agreement, and are to be substantially in the following form:


THIS BOND IS NOT TRANSFERABLE EXCEPT (X) TO A SUCCESSOR AGENT UNDER A LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT, DATED AS OF JUNE 30, 1997, AMONG THE OHIO EDISON COMPANY, THE AGENT, THE ISSUING BANK AND THE BANKS NAMED THEREIN AS THE SAME MAY BE AMENDED FROM TIME TO TIME, OR (Y) IN CONNECTION WITH THE EXERCISE OF THE RIGHTS AND REMEDIES OF THE HOLDER HEREOF CONSEQUENT UPON AN "EVENT OF DEFAULT" AS DEFINED IN SUCH REIMBURSEMENT AGREEMENT.

                      OHIO EDISON COMPANY

             First Mortgage Bond Guarantee Series of 1997 Due
2000
                            Due September 16, 2000

$                                                  No.

     Ohio Edison Company, a corporation of the State of Ohio (hereinafter called the Company), for value received, hereby promises to pay to DEUTSCHE BANK AG, NEW YORK BRANCH, as Agent under the Reimbursement Agreement hereinafter described, or registered assigns, dollars at an office or agency of the Company in the Borough of Manhattan, The City of New York, N.Y. or in the City of Akron, Ohio, on the dates and in the amounts set forth in the Reimbursement Agreement for the payment of the principal of demand loans and the reimbursement of drawings under the Letter of Credit (as defined in the Reimbursement Agreement) and to pay interest on said sum as described on the reverse hereof, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts. Payments of principal of and interest on this bond shall be made at an office or agency of the Company in the Borough of Manhattan, The City of New York, N.Y. or in the City of Akron, Ohio.

     The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     This bond shall not become obligatory until Bankers Trust
Company, the Trustee under the Mortgage referred to on the reverse hereof, or its successor thereunder, shall have authenticated the form of certificate endorsed hereon.

     In witness whereof, Ohio Edison Company has caused this bond to be signed in its name by its President or a Vice President, by his signature or a facsimile thereof, and its corporate seal to be printed hereon, attested by its Secretary or an Assistant Secretary, by his or her signature or a facsimile thereof.

     Dated, June __, 1997

                                        Ohio Edison Company

                                By____________________
                                Title: President


Attest:


_________________________
Title: Secretary




                       Trustee's Authentication Certificate

     This bond is one of the bonds of the series designated therein, described in the within-mentioned Mortgage.

                                        Bankers Trust Company,
                                       as Trustee,


                                By_________________________
                                Authorized Officer



                       OHIO EDISON COMPANY

       First Mortgage Bond Guarantee Series of 1997 Due 2000

     This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds of the series designated in its title, all issued and to be issued under and equally secured (except as to any sinking fund established in accordance with the provisions of the Mortgage hereinafter mentioned for the bonds of any particular series) by an Indenture of Mortgage and Deed of Trust, dated as of August 1, 1930, executed by the Company to Bankers Trust Company, as Trustee, as amended and supplemented by indentures supplemental thereto, to which Indenture as so amended and supplemented (herein referred to as the "Mortgage") reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds in respect thereof and the terms and conditions upon which the bonds are secured.

     The bonds of this Series have been issued to Deutsche Bank AG, New York Branch ("DBNY"), as Agent (including any successors as Agent under the Reimbursement Agreement, the "Agent") in connection with the execution and delivery by the Company of the Letter of Credit and Reimbursement Agreement dated as of June 30, 1997 among the Company, DBNY as Agent and Issuing Bank, and the Banks named therein (as the same may be amended from time to time, the "Reimbursement Agreement"). The principal amount of this bond shall equal $54,375,000.

     Except as hereinafter provided, interest (which for the purposes hereof shall also include commissions, fees and other amounts (other than amounts payable as principal) due and owing under the Reimbursement Agreement) on this bond accrues and is payable at the same rates and on the same dates as the Reimbursement Agreement provides for the accrual and payment of interest, fees, commissions and such other amounts.

     The obligation of the Company to make payments with respect to the principal and interest (calculated as set forth above) on the bonds of this Series whether at stated maturity, as a result of acceleration of maturity or upon mandatory redemption shall be fully or partially, as the case may be, satisfied and discharged to the extent that, at any time that any such payment shall become due, the Company shall have fully or partially paid the then due principal amount of any demand loans or any unreimbursed drawings under the Letter of Credit outstanding under the Reimbursement Agreement, or the then due interest on any thereof, or any fees, commissions or other amounts payable under the Reimbursement Agreement.

     The maturity date of bonds of this Series shall be extended automatically, without further written amendment or other action by either the Company or the Trustee, to correspond to the latest Stated Termination Date of the Letter of Credit, as the same may be extended pursuant to the Reimbursement Agreement, but in no event shall such maturity be extended beyond September 1, 2012.

     The bonds of this series shall be redeemed in whole, by payment of the principal amount thereof plus accrued interest (calculated as set forth above) thereon, if any, to the date fixed for redemption, upon receipt by the Trustee of a written advice from the Agent, stating that an Event of Default (as defined in the Reimbursement Agreement) has occurred pursuant to the provisions of Section 6.01 of the Reimbursement Agreement, specifying the date of the occurrence of such an Event of Default, stating such occurrence of an Event of Default has not been annulled and demanding payment of the principal amount hereof plus accrued interest (calculated as set forth above) hereon to the date fixed for such redemption. As provided in the supplemental indenture establishing the terms and provisions of the bonds of this series, the date fixed for such redemption shall be the date specified in the aforesaid written advice as the date of the occurrence of an Event of Default. As provided in said supplemental indenture, the aforementioned redemption shall become null and void for all purposes under said supplemental indenture and the Mortgage upon receipt by the Trustee of written notice from the Agent confirming that such Event of Default under the Reimbursement Agreement is no longer continuing prior to such redemption, and thereupon no redemption of the bonds of this series and no payment in respect thereof shall be effected or required. But no such rescission shall extend to any subsequent written advice from the Agent or impair any right consequent on such subsequent written advice.

     Bonds of this series are not otherwise redeemable prior to their maturity.

     As more fully described in the supplemental indenture establishing the terms and provisions of the bonds of this series (the "Indenture Supplement"), the Company reserves the right, without any consent or other action by holders of the bonds of this series, to amend the Mortgage to provide (a) that the Mortgage, the rights and obligations of the Company and the rights of the bondholders may be modified with the consent of the holders of not less than 60% in principal amount of the bonds adversely affected; provided, however, that no modification shall (1) extend the time, or reduce the amount, of any payment on any bond, without the consent of the holder of each bond so affected, (2) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Mortgage, without the consent of the holders of all bonds then outstanding, or (3) reduce the above percentage of the principal amount of bonds the holders of which are required to approve any such modification without the consent of the holders of all bonds then outstanding and (b) that (i) additional bonds may be issued against 70% of the value of the property which forms the basis for such issuance and (ii) the charge against property subject to a prior lien which is used to effectuate the release of property under the Mortgage be similarly based.

     The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

     No recourse shall be had for the payment of the principal of or interest (calculated as set forth above) on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

     The bonds of this series are issuable only as registered bonds without coupons in denominations of $1,000 and authorized multiples thereof. Subject to the restrictions contained in the Reimbursement Agreement, this bond is transferable as prescribed in the Mortgage by the registered owner hereof, and exchangeable as set forth in the next sentence, in person or by attorney duly authorized, at an office or agency of the Company, in the Borough of Manhattan, The City of New York, N.Y. or in the City of Akron, Ohio, upon surrender and cancellation of this bond and thereupon a new registered bond or bonds of the same series for a like aggregate principal amount, in authorized denominations, will be issued to the transferee in exchange therefor, as provided in the Mortgage, and upon payment, if the Company shall require it, of the transfer charges therein prescribed. In the event the maturity of bonds of this Series is extended in accordance with the provisions hereof and of the Indenture Supplement, as a result of the extension of the Stated Termination Date of the Letter of Credit, as the same may be extended pursuant to the Reimbursement Agreement, the holder hereof shall be entitled to exchange this bond for a bond or bonds stating such new maturity date. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner for the purpose of receiving payment of or on account of the principal and interest due hereon and for all other purposes. Registered bonds of this series shall be exchangeable at said offices or agencies of the Company for registered bonds of other authorized denominations having the same aggregate principal amount, in the manner and upon the conditions prescribed in the Mortgage. Notwithstanding any provision of the Mortgage, (a) neither the Company nor the Trustee shall be required to make transfers or exchanges of bonds of this series during the period between any interest payment date for such series and the record date next preceding such interest payment date, and (b) no charge shall be made upon any transfer or exchange of bonds of this series other than for any tax or taxes or other governmental charge required to be paid by the Company.

               [END OF BOND OF GUARANTEE SERIES]
and

     Whereas, Section 115 of the Indenture provides that the Company and the Trustee may, from time to time and at any time, enter into such indentures supplemental thereto as shall be deemed necessary or desirable for one or more purposes, including, among others, to describe and set forth the particular terms and the form of additional series of bonds to be issued under the Indenture, to add other limitations on the issue of bonds, withdrawal of cash or release of property, to add to the covenants and agreements of the Company for the protection of the holders of the bonds and of the mortgaged and pledged property, to supplement defective or inconsistent provisions contained in the Indenture, and for any other purpose not inconsistent with the terms of the Indenture; and

     Whereas, all things necessary to make the bonds of Guarantee Series when authenticated by the Trustee and issued as in the Indenture provided, the valid, binding and legal obligations of the Company, entitled in all respects to the security of the Indenture, have been done and performed, and the creation, execution and delivery of this Supplemental Indenture have in all respects been duly authorized; and

     Whereas, the Company and Trustee deem it advisable to enter into this Supplemental Indenture for the purposes of describing the bonds of Guarantee Series and of establishing the terms and provisions thereof, confirming the mortgaging under the Indenture of additional property for the equal and proportionate benefit and security of the holders of all bonds at any time issued thereunder, amplifying the description of the property mortgaged, adding other limitations to the Indenture on the issue of bonds, withdrawal of cash or release of property, and adding to the covenants and agreements of the Company for the protection of the holders of bonds and of mortgaged and pledged property;

     Now, therefore, this supplemental indenture witnesseth:
That Ohio Edison Company, in consideration of the premises and of one dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and of the purchase and acceptance of the bonds issued or to be issued hereunder by the holders thereof, and in order to secure the payment both of the principal and interest of all bonds at any time issued and outstanding under the Indenture, according to their tenor and effect, and the performance of all the provisions of the Indenture and of said bonds, hath granted, bargained, sold, released, conveyed, assigned, transferred, pledged, set over and confirmed and by these presents doth grant, bargain, sell, release, convey, assign, transfer, pledge, set over and confirm unto Bankers Trust Company, as Trustee, and to its successor or successors in said trust, and to its and their assigns forever, all the properties of the Company described in Schedule A (which is identified by the signature of an officer of each party hereto at the end thereof) hereto annexed and hereby made a part hereof;

     Together with all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Article XI of the Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

     The Company does hereby agree and does hereby confirm and reaffirm the agreement made by it in the Indenture, dated as of August 1, 1930, that all the property, rights and franchises acquired by the Company after the date of the Indenture, dated as of August 1, 1930 (except any hereinafter expressly excepted), shall be as fully embraced within the lien of the Indenture as if such property had been owned by the Company on the date of the Indenture, dated as of August 1, 1930 and was specifically described therein and conveyed thereby and does hereby confirm that the Company will not cause or consent to a partition, whether voluntary or through legal proceedings, of property, whether herein described or heretofore or hereafter acquired, in which its ownership shall be as a tenant in common except as permitted by and in conformity with the provisions of the Indenture and particularly of Article XI thereof.

     Provided that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of the Indenture, viz.: cash, shares of stock and obligations (including bonds, notes and other securities) not heretofore or hereafter specifically pledged, paid or deposited or delivered under the Indenture or covenanted so to be.

     To have and to hold all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever.

     In trust, nevertheless, upon the terms and trusts of the Indenture for those who shall hold the bonds and coupons issued and to be issued thereunder, or any of them, without preference, priority or distinction as to lien of any of said bonds and coupons over any others thereof by reason of priority in the time of the issue or negotiations thereof, or otherwise howsoever, subject, however, to the provisions in reference to extended, transferred or pledged coupons and claims for interest set forth in the Indenture (and subject to any sinking funds that may be hereafter created for the benefit of any particular series).

     Provided, however, and these presents are upon the condition that if the Company, its successors or assigns, shall pay or cause to be paid, the principal of and interest on said bonds, at the times and in the manner stipulated therein and herein, and shall keep, perform and observe all and singular the covenants and promises in said bonds and in the Indenture expressed to be kept, performed and observed by or on the part of the Company, then this Supplemental Indenture and the estate and rights hereby granted shall cease, determine and be void, otherwise to be and remain in full force and effect.

     It is hereby covenanted, declared and agreed, by the Company, that all such bonds and coupons are to be issued, authenticated and delivered, and that all property subject or to become subject hereto is to be held, subject to the further covenants, conditions, uses and trusts in the Indenture set forth, and the parties hereto mutually agree as follows:

     Section 1. Bonds of Guarantee Series shall mature on September 16, 2000, or such later date as shall correspond to the latest Stated Termination Date of the Letter of Credit, as the same may be extended pursuant to the Reimbursement Agreement, but in no event shall such maturity be extended beyond September 1, 2012, and shall be designated as the Company's "First Mortgage Bonds Guarantee Series of 1997 due 2000." The bonds of Guarantee Series shall bear interest (which for the purposes hereof shall also include commissions, fees and other amounts (other than amounts payable as principal) due and owing under the Reimbursement Agreement) at the same rates and on the same dates as the Reimbursement Agreement provides for the accrual and payment of interest, fees, commissions and such other amounts. Principal or redemption price of and interest on the bonds of Guarantee Series shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, at an office or agency of the Company in the Borough of Manhattan, The City of New York, N.Y. or in the City of Akron, Ohio.

     Definitive bonds of Guarantee Series may be issued, originally or otherwise, only as registered bonds, substantially in the form of bond hereinbefore recited, and in the denominations of $1,000 and authorized multiples thereof.
Delivery of a bond of Guarantee Series to the Trustee for authentication shall be conclusive evidence that its serial number has been duly approved by the Company.

     The bonds of Guarantee Series shall be redeemable pursuant to the requirements of this Sixty-Eighth Supplemental Indenture in whole, prior to maturity, upon receipt by the Trustee of a written advice from the Agent, stating that an Event of Default has occurred pursuant to the provisions of Section 6.01 of the Reimbursement Agreement, specifying the date of the occurrence of such an Event of Default, stating such occurrence of an Event of Default has not been annulled and demanding payment of the principal amount hereof plus accrued interest (calculated as set forth above) hereon to the date fixed for such redemption. The Trustee shall immediately upon receiving such written advice mail a copy thereof to the Company stamped or otherwise marked to indicate the date of receipt by the Trustee. The redemption date shall be the date specified in the aforesaid written advice as the date of such occurrence of an Event of Default under the Reimbursement Agreement. The terms "Agent" and "Reimbursement Agreement" shall have the meanings specified in the form of bond of Guarantee Series provided for herein. Redemption of the bonds of Guarantee Series shall be at the principal amount thereof, plus accrued interest thereon to the date fixed for redemption and such amount shall become due and payable on the date fixed for such redemption. Anything in this paragraph contained to the contrary notwithstanding, if prior to such redemption, the Trustee shall have been advised in writing by the Agent that such Event of Default under the Reimbursement Agreement is no longer continuing and that the aforesaid written advice has been rescinded, the aforesaid written advice shall thereupon, without further act of the Trustee or the Company, be rescinded and become null and void for all purposes hereunder and no redemption of the bonds of Guarantee Series and no payments in respect thereof shall be effected or required. But no such rescission shall extend to any subsequent written advice from the Agent or impair any right consequent on such subsequent written advice.

     Section 2. Bonds of Guarantee Series shall be deemed to be paid and no longer outstanding under the Indenture to the extent that the Company's obligations with respect to the principal, interest, commissions, fees and other amounts payable under or in connection with the Reimbursement Agreement which are due from time to time under the Reimbursement Agreement are, and the Letter of Credit issued pursuant thereto is, no longer outstanding and the Trustee has been notified to such effect by the Company.

     Section 3. Subject to the terms of the Reimbursement Agreement, bonds of Guarantee Series may be transferred by the registered owners thereof, and exchanged as set forth in the next sentence, in person or by attorney duly authorized, at an office or agency of the Company in the Borough of Manhattan, The City of New York, N.Y. or in the City of Akron, Ohio but only in the manner and upon the conditions prescribed in the Indenture and in the form of bond hereinbefore recited. In the event the maturity of bonds of Guarantee Series is extended in accordance with the provisions hereof, as a result of the extension of the Stated Termination Date of the Letter of Credit, as the same may be extended pursuant to the Reimbursement Agreement, the holder hereof shall be entitled to exchange this bond for a bond or bonds stating such new maturity date. Bonds of Guarantee Series shall be exchangeable for other registered bonds of the same series, in the manner and upon the conditions prescribed in the Indenture, and in the form of bond hereinbefore recited, upon the surrender of such bonds at said offices or agencies of the Company. However, notwithstanding the provisions of Section 14 or 15 of the Indenture, no charge shall be made upon any transfer or exchange of bonds of said series other than for any tax or taxes or other governmental charge required to be paid by the Company.

     Section 4. Bonds of Guarantee Series shall be considered and deemed to be "outstanding" for all purposes under the Mortgage in the full principal amount thereof, until the maturity thereof, regardless of whether any amounts have accrued thereunder or are then due and owing thereunder.

     Section 5. The Company reserves the right, without any consent or other action by holders of the bonds of Guarantee Series, or any subsequent series of bonds, to amend the Indenture by inserting the following language as Section 115A immediately following current Section 115 of the Indenture:

     With the consent of the holders of not less than sixty per centum (60%) in principal amount of the bonds at the time outstanding or their attorneys-in-fact duly authorized, or, if the rights of the holders of one or more, but not all, series then outstanding are affected, the consent of the holders of not less than sixty per centum (60%) in aggregate principal amount of the bonds at the time outstanding of all affected series, taken together, and not any other series, the Company, when authorized by a resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or modifying the rights and obligations of the Company and the rights of the holders of any of the bonds and coupons; provided, however, that no such supplemental indenture shall (1) extend the maturity of any of the bonds or reduce the rate or extend the time of payment of interest thereon, or reduce the amount of the principal thereof, or reduce any premium, payable on the redemption thereof or change the coin or currency in which any bond or interest thereon is payable, without the consent of the holder of each bond so affected, or (2) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of this Indenture, without the consent of the holders of all of the bonds then outstanding, or (3) reduce the aforesaid percentage of the principal amount of bonds the holders of which are required to approve any such supplemental indenture, without the consent of the holders of all the bonds then outstanding. For the purposes of this Section, bonds shall be deemed to be affected by a supplemental indenture if such supplemental indenture adversely affects or diminishes the right of holders thereof against the Company or against its property.

      Upon the written request of the Company, accompanied by a resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of bondholders as aforesaid (the instrument or instruments evidencing such consent to be dated within one year of such request), the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture. The Trustee shall be entitled to receive and, subject to Section 102 of the Indenture and Article Five of the Seventh Supplemental Indenture, may rely upon an opinion of counsel as conclusive evidence that any such supplemental indenture is authorized or permitted by the provisions of this Section.

      It shall not be necessary for the consent of the bondholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

      The Company and the Trustee, if they so elect, and either before or after such 60% or greater consent has been obtained, may require the holder of any bond consenting to the execution of any such supplemental indenture to submit his bond to the Trustee or to such bank, banker or trust company as may be designated by the Trustee for the purpose, for the notation thereon of the fact that the holder of such bond has consented to the execution of such supplemental indenture, and in such case such notation, in form satisfactory to the Trustee, shall be made upon all bonds so submitted, and such bonds bearing such notation shall forthwith be returned to the persons entitled thereto. All subsequent holders of bonds bearing such notation shall be deemed to have consented to the execution of such supplemental indenture, and consent, once given or deemed to be given, may not be withdrawn.

      Prior to the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Company shall publish a notice, setting forth in general terms the substance of such supplemental indenture, at least once in one daily newspaper of general circulation in each city in which the principal of any of the bonds shall be payable, or, if all bonds outstanding shall be registered bonds without coupons or coupon bonds registered as to principal, such notice shall be sufficiently given if mailed, first class, postage prepaid, and registered if the Company so elects, to each registered holder of bonds at the last address of such holder appearing on the registry books, such publication or mailing, as the case may be, to be made not less than thirty days prior to such execution. Any failure of the Company to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     Section 6. The Company reserves the right, without any consent or other action by the holders of the bonds of Guarantee Series, or any subsequent series of bonds, to amend the Indenture by deleting the phrase "sixty per centum (60%)" in
Section 28 of the Indenture and substituting therefor the phrase "seventy per centum (70%)" and by deleting the phrase "One hundred sixty-six and two-thirds per cent. (166 2/3%)" in Sections 65 and 67 of the Indenture and substituting therefor the phrase "One hundred and forty-two and eighty-six hundredths per cent. (142.86%)".

     Section 7. Except as herein otherwise expressly provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture; the Trustee shall not be responsible for the recitals herein or in the bonds (except the Trustee's authentication certificate), all of which are made by the Company solely; and this Supplemental Indenture is executed and accepted by the Trustee, subject to all the terms and conditions set forth in the Indenture, as fully to all intents and purposes as if the terms and conditions of the Indenture were herein set forth at length.

     Section 8. As supplemented by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and the Indenture as herein defined, and this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

     Section 9. Nothing in this Supplemental Indenture contained shall or shall be construed to confer upon any person other than a holder of bonds issued under the Indenture, the Company and the Trustee any right or interest to avail himself of any benefit under any provision of the Indenture or of this Supplemental Indenture.

     Section 10.  This Supplemental Indenture may be
simultaneously executed in several counterparts and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.
































    In witness whereof, Ohio Edison Company, party of the first part hereto, and Bankers Trust Company, party of the second part hereto, have caused these presents to be executed in their respective names by their respective Presidents or one of their Vice Presidents or Assistant Vice Presidents and their respective seals to be hereunto affixed and attested by their respective Secretaries or one of their Assistant Secretaries or Assistant Treasurers, all as of the day and year first above written.


                                    Ohio Edison Company
[Seal]
                            By: /S/ John A. Gill
                               ----------------------
                               Title: Vice President

Attest:  /s/ Nancy C. Ashcom
         Title: Secretary



Signed, Sealed and Acknowledged on behalf of Ohio Edison Company in the presence of:

       /s/ Cynthia A. LaFlame
       ------------------------
       Cynthia A. Laflame


       /s/ Suzette H. Sharif
       ------------------------
       Suzette H. Sharif


                                       Bankers Trust Company
[Seal]
                               By:  /s/ Scott Thiel
                                   -----------------------------
                                Title:  Assistant Vice President

Attest: /s/ Paul Dispenza
        -------------------------------
        Title:  Assistant Vice President

Signed, Sealed and Acknowledged on behalf of Bankers Trust Company in the presence of:



  /s/ Barbara Nastro
  ----------------------
   Barbara Nastro

  /s/ William T. Jenkins, Jr.
  --------------------------------
  William T. Jenkins, Jr.





State of Ohio     )
               :  ss.:
County of Summit  )


     On the 26th day of June, 1997, personally appeared before me, a Notary Public in and for the said County and State aforesaid, John A. Gill, and Nancy C. Ashcom, to me known and known to me to be a Vice President and Secretary, respectively, of Ohio Edison Company, the corporation which executed the foregoing instrument, and who severally acknowledged that they did sign and seal such instrument as such Vice President and Secretary, respectively, of Ohio Edison Company, the same is their free act and deed and the free and corporate act and deed of said corporation.

     In witness whereof, I have hereunto set my hand and seal the 26th day of June, 1997.



                        /s/ Debra L. Cordea
                        ----------------------
                        Debra L. Cordea, Notary Public
                     Residence - Summit County
                    State Wide Jurisdiction, Ohio
                   My Commission Expires Nov. 20, 1999


[Seal]


State of Ohio    )
               :  ss.:
County of Summit  )

     On the 26th day of June, 1997, before me personally came John A. Gill, to me known, who, being by me duly sworn, did depose and say that he resides at 123 Meadow Lane, Peninsula, Ohio 44264; that he is a Vice President of Ohio Edison Company, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.


                         /s/ Debra L. Cordea
                         ----------------------
                         Debra L. Cordea, Notary Public
                      Residence - Summit County
                     State Wide Jurisdiction, Ohio
                    My Commission Expires Nov. 20, 1999

[Seal]
State of New York )
               :  ss.:
County of New York)

     On the 30th day of June, 1997, personally appeared before me, a Notary Public in and for the said County and State aforesaid, Scott Thiel and Paul Dispenza, to me known and known to me to be an Assistant Vice President and Assistant Vice President, respectively, of Bankers Trust Company, the corporation which executed the foregoing instrument, and who severally acknowledged that they did sign and seal such instrument as such Assistant Vice President and Assistant Vice President for and on behalf of said corporation and that the same is their free act and deed and the free and corporate act and deed of said corporation.

     In witness whereof, I have hereunto set my hand and seal the 30th day of June, 1997.


                        /s/ Sharon v. Alston
                        ------------------------
                       Sharon V. Alston
                 Notary Public, State of New York
                         No. 31-4966275
                  Qualified in New York County
                    Commission Expires 5/7/98
[Seal]


State of New York   )
                 :  ss.:
County of New York  )

     On the 30th day of June, 1997, before me personally came Scott Thiel, to me known, who, being by me duly sworn, did depose and say that he resides at Stanhope, New Jersey 07874; that he is an Assistant Vice President of Bankers Trust Company, one of the parties described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                        /s/ Sharon V. Alston
                        ---------------------------
                        Sharon V. Alston
                 Notary Public, State of New York
                       No. 31-4966275
                   Qualified in New York County
                   Commission Expires 5/7/98
[Seal]


     Bankers Trust Company hereby certifies that its precise name and address as Trustee hereunder are:

     Bankers Trust Company
     Four Albany Street
     Borough of Manhattan
     City, County and State of New York 10006


                                   Bankers Trust Company
                            By: /s/ Scott Thiel
                            ---------------------------------
                            Title:  Assistant Vice President



















                         SCHEDULE A


            Detailed Description of Additional Properties


A.  OFFICE BUILDINGS, STORE HOUSES, ETC.

    The following offices, storerooms, warehouses, and other buildings of the Company, together with all land of the Company on which the same are situated, and all easements, rights of way and appurtenances of said lands, together with all furniture and fixtures located in said buildings:

1.  Land and dwelling, 777 Mayfield Drive, Marion Township,
    Marion County, Ohio.

2.  Land and dwelling, 4181 Autumn Creek Drive, German Township,
    Clark County, Ohio.

3.  Land and dwelling, 3300 St. Clair Avenue, St. Clair
    Township, Columbiana County, Ohio.

4.  Land and dwelling, 33925 S. Park Circle, St. Clair Township,
    Columbiana County, Ohio.

5.  Land and dwelling, 3970 Walnut Wood Way, City of Green,
    Summit County, Ohio.

6.  Land and dwelling, 699 E. Church Street, City of Marion,
    Marion County, Ohio.

7.  Land and dwelling, 1124 Colonial Avenue, City of Marion,
    Marion County, Ohio.


B.  ELECTRIC TRANSMISSION LINES

    The following electric transmission lines of the Company, including the towers, poles, line poles, wire, switch racks, insulators and other appurtenances, and equipment owned by the Company, and all other property of the Company, with all the Company's rights of way, easements, permits, privileges and consents, licenses and rights over or relating to the construction, maintenance or operation thereof, through, over, under or upon any public streets or highways or other lands, public or private.

1. Seville Substation Loop: Double circuit wood pole construction extending from Pole #10189 on the existing Star-W.
Medina Line, westerly to Seville Substation, a distance of 0.87 mile, being located in Guilford and Westfield Townships, Medina
County, Ohio.

2. Blue Jacket-Kirby: New single circuit wood pole construction extending from Kirby Substation westerly and northerly to interconnect with D. P. & L. Company at Pole #11181, a distance of 6.32 miles, being located in Claibourne Township, Union
County, Ohio.

3. Avery Substation Loop: Double circuit wood pole construction extending from Pole #8894 on the existing Greenfield-Shinrock
Line northerly to Avery Substation, a distance of 0.08 mile, being located in Milan Township, Erie County, Ohio.

4. Nevada Tap: Single circuit wood pole construction extending from Tower #6589 southerly and westerly to Nevada Substation, a distance of 0.06 mile, being located in Boardman Township, Mahoning County, Ohio.

5. Lakemore Loop: Double circuit wood pole construction extending from Tower #7957 on the existing Gilchrist-South Akron
Line northerly, northwesterly, and westerly to Lakemore
Substation, a distance of 0.25 mile, all being located in Springfield Township, Summit County, Ohio.

6. Babb-Evans: Single circuit construction on existing steel towers, new wood poles, and new steel poles. Extending from Babb Substation southerly, easterly, northwesterly, and westerly to Evans Substation, a distance of 4.7 miles, all being located in the City of Akron, Summit County, Ohio.

7. Chamberlin Loop: Double circuit steel pole construction extending from steel tower #42839 and from steel pole #42845 in the existing Harding-Mansfield Line northerly and easterly to Chamberlin Substation, a distance of 0.79 mile, all being located in the City of Macedonia, Twinsburg Township, Summit County, Ohio.

8. Clark-Urbana: Single circuit wood pole construction extending from Clark Substation in a northerly direction to the
D. P. & L. Company Interconnection at Pole A, a distance of 8.70 miles, being located in Mad River Township, Springfield Township and German Township in Clark County and Urbana Township in Champaign County, Ohio.

                      Akron Division

9. Macedonia-W. Akron Relocate for Glencairn: Single circuit wood pole construction extending from Structure #31-N on the existing line easterly and southerly to Structure #57 on the existing line, an increased distance of 0.21 mile, all being located in Richfield Township, Summit County, State of Ohio.

10. Case Tap: Single and double wood pole construction extending from Structure #32 on the existing Aurora-Chamberlin Line at Highland Road southerly and westerly at Case Substation, a distance of 0.43 mile of single circuit construction and 0.27 mile of double circuit construction, all located in Twinsburg, Summit County, State of Ohio.

11. Aurora-Chamberlin: New single circuit wood pole construction extending from Chamberlin Substation easterly and southerly to Pole #63 south of the Conrail Railroad, a distance of 0.17 mile, being located in Summit County, Ohio.

12. Aurora-Chamberlin: New wood pole construction extending from Pole #63 to Pole #2 near Hadden Road, a distance of 1.16 miles, being located in the City of Twinsburg and Twinsburg
Township, Summit County, Ohio.

13. Prospect Substation Tap: Single circuit wood pole construction extending from Pole #61 on the existing Ravenna-
West Ravenna #2 Line easterly to Prospect Substation, a distance of 0.05 mile, being located in Rootstown Township, Portage
County, Ohio.

14. Shiloh Tap: Single circuit wood pole construction extending from Pole #10 on the existing Abbe-Medina Line, westerly to Shiloh Substation, a distance of 0.02 mile, being located in Liverpool Township, Medina County, Ohio.

15. Seville Loop: Double circuit wood pole construction extending from Pole #74 on the existing Rittman Line northerly and northeasterly to Seville Substation, a distance of 0.75 mile, being located in Westfield Township, Medina County, Ohio.

16. Quarry Substation Loop: Single circuit wood pole construction extending from Pole #110 on the existing Avery-
Greenfield Lone, easterly to Quarry Substation, a distance of
0.2 mile, being located in Perkins Township, Erie County, Ohio.

17. Bechtel McLaughlin Tap: Single circuit wood pole construction extending from Pole #20 on the existing Carriage-
Greenfield Line, easterly to Bechtel McLaughlin Substation, a distance of 0.07 mile, being located in Perkins Township, Erie
County, Ohio.

18. Avery Substation Loop: Double circuit wood pole construction extending from Pole #165 on the existing Carriage-
Greenfield Line westerly to Avery Substation, a distance of 0.52 mile, being located in Milan Township, Erie County, Ohio.

19. Wellington Muni Tap: Single circuit wood pole construction extending from Pole #11A on the existing Carlisle-Wellington Line northerly to Wellington Muni Substation, a distance of 0.1 mile, being located in Wellington Township, Lorain County, Ohio.

20. Bellevue-Greenfield #2: Single circuit wood pole construction extending from Bellevue Substation northerly and northeasterly to Greenfield Substation, a distance of 14.40 miles, all being located in the city of Bellevue, Lyme Township, Huron County, Ohio, and in Groton Township, Margaretta Township, Village of Castalia, Perkins Township, Erie County, Ohio.

21. Dell Loop: Single circuit wood pole construction extending from Structure #35 on the existing Industrial Line northerly and westerly to Dell substation, a distance of 0.07 mile, and single circuit wood pole construction extending from Structure #37 on the existing Industrial Line northerly and westerly to Dell Substation, a distance of 0.13 mile, all being located in the City of Ashland, Montgomery Township, Ashland County, Ohio.

22. National Latex Company Tap: Single circuit wood pole construction extending from Structure #14B on the existing
Industrial Line easterly to National Latex Company Substation, a distance of 0.01 mile, all being located in the City of Ashland, Ashland County, Ohio.

                       Stark Division

23. Dale Loop: Double circuit wood pole construction extending from Structure #73 on the existing Hartville-Star Line southerly and westerly to Dale Substation, a distance of 3.04 miles, all being located in the City of Green, Summit County and in Jackson Township, Stark County, Ohio.

24. Knox Loop: Double circuit wood pole construction extending from Structure #102 on the existing Lynchburg Line westerly to Knox Substation, a distance of 1.33 miles, all being located in West Township, Columbiana County, Ohio.

25. Fleming Foods Tap: Single circuit wood pole construction extending from Structure #17 on the existing Richville Line easterly to Fleming Foods Substation, a distance of 0.01 mile, all being located in Perry Township, Stark County, Ohio.

26. Dale Strobel: Double circuit and single circuit wood pole construction extending from Dale Substation easterly, southerly, westerly, southerly, and westerly to Strobel Substation a distance of 3.43 miles, all being located in Jackson Township, Stark County, Ohio.

                      Youngstown Division

27. Carriage Hill Foods Tap: Single circuit wood pole construction extending from Structure #12 on the existing Boardman-Pidgeon north line southwesterly and southerly to Carriage Hill Foods substation, a distance of 0.09 mile, all being located in Perry Township, City of Salem, Columbiana County, Ohio.

                     Springfield Division

28. Villa Tap: single circuit wood pole construction extending from Structure #35 on the existing Broadview-East
Springfield Line easterly 0.50 miles to Villa Substation.
The line is located in Moorefield Township, Clark County,
Ohio.

29. Tech II Tap: Single Circuit wood pole construction extending from structure #35 on the existing Broadview -
Waterworks line westerly to Tech II Substation, a distance of 1.74 miles, all being located in Moorefield and German
Township, Clark County and in Mad River Township, Champaign
County, Ohio.


C.  ELECTRICAL SUBSTATIONS

    The following substations and substation sites and miscellaneous property of the Company, including all buildings structures, towers, poles, all equipment, appliances and devices for manufacturing, converting and distributing electric energy, owned by the Company, and all land of the Company on which the same are situated, and all of the Company's lands and easements, rights of way, rights, machinery, equipment, appliances, devices, licenses and supplies, forming a part of said substations or any of them or used or enjoyed or capable of being used to enjoyed in connection therewith:

                    Western Division


                     Akron Division

    Case Substation, structures and equipment only (land was reported previously), located at 2111 Case Parkway South in the City of Twinsburg, Summit County, Ohio.

    Chillicothe Substation site, land only, located on the west side of South Chillicothe Road approximately 1,800 feet south of its intersection with Lena Drive in the City of Aurora, Portage
County, Ohio.

    Clayben Substation site, land only, located at 2175
Massillon Road in Springfield Township, Summit County, Ohio.

    Lakemore Substation, structures and equipment only (land was reported previously), located at 2862 Canton Road (across from its intersection with Jackson Boulevard) in the City of Uniontown, Summit County, Ohio.

    Prospect Substation, land, structures, and equipment, located at 5159 South Prospect Street, Village of Rootstown,
Portage County, Ohio.

    Rosemont Substation site, land only, located at 660
Brunsdorf Drive (immediately south of Interstate No. 77) in the
City of Fairlawn, Summit County, Ohio.

    Seville Substation, land, structures, and equipment, located at 5501 Greenwich Road, in Westfield Township, Medina County,
Ohio.

    Treat Substation, land, structures, and equipment, located at 95 Treat Road, in the City of Aurora, Portage County, Ohio.

                           Bay Area

    Avery Substation site, land only, located at 805 West Mason
Road, in Milan Township, Erie County, Ohio.

    Quarry Substation, land, structures, and equipment, located on Bogart Road, across from its intersection with Galloway Road, in Perkins Township, Erie County, Ohio.

                         Lake Erie Area

    Baumhart Substation, structures and equipment only (land was reported previously), located at 315 Helen Drive in the City of Vermillion, Lorain County, Ohio.

                        Mansfield Area

    Dell Substation, structures and equipment only (land was reported previously), located at 200 Delafield Avenue in Montgomery Township, Ashland County, Ohio.

    Perrysville substation, structures and equipment only, located east of Route 39 approximately 0.5 miles north of its intersection with Route 95 in Green Township, Ashland County,
Ohio.

                          Marion Area

    Kirby Substation site, land only, located on Landon Road, approximately 0.3 miles east of its intersection with State
Route No. 37 in Claibourne Township, Union County, Ohio.


                        Stark Division

    Carmont Substation, land structures and equipment, located at 1336 Carmont Avenue (17th Street, S.W.) across from its intersection with Rondale Avenue in the City of Massillon, Stark
County, Ohio.

    Fleming Foods, structure and equipment only, located on the east side of Erie Avenue, approximately 300 feet north of its intersection with Londcrest Street in the City of Massillon, Stark County, Ohio.

    Dale Substation, structures and equipment only (land was reported previously), located at 7181 Arlington Avenue, in Jackson Township, Stark County, Ohio.

                     Springfield Division

    Villa Substation, structures and equipment only, located at 3039 Derr Road (near the intersection of Villa Road and Derr
Road) in Moorefield Township, Clark County, Ohio.

                     Youngstown Division

    Fresh Mark Substation, structures and equipment only, located on the west side of Lincoln Avenue (State Route No. 45) immediately south of its intersection with Snyder Road in the City of Salem, Columbiana County, Ohio.

    Lockwood Substation site, land only, located on the east side of Lockwood Boulevard approximately 100 feet north of its intersection with Shields Road in the Township of Austintown, Summit County, Ohio.

    Matthews Substation site, land only, located at 1971
Matthews Road (approximately 500 feet east of its intersection with Sheridan Road) in the City of Youngstown, Mahoning County,
Ohio.



                       /s/ Nancy C. Ashcom ,
                       --------------------------------
                             Nancy C. Ashcom, Secretary
                             Ohio Edison Company


                       /s/ Scott Thiel ,
                       ---------------------------------
                       Scott Thiel, Assistant Vice President
                             Bankers Trust Company